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                                                                   EXHIBIT 10.8


                            EMPLOYMENT AGREEMENT



         AGREEMENT effective as of July 14, 1997, by and between F & M Bancorporation, Inc., (hereafter referred to as "F & M"), and John W. Johnson, of Pulaski, Wisconsin (hereinafter referred to as "Employee"), witnesseth:

         WHEREAS, F & M is planning for the retirement of its CEO and Chairman of the Board, Gail E. Janssen, and as a part of that planning is seeking an individual to serve as its President and COO and as an prospective successor to Gail E. Janssen, and

         WHEREAS, F & M seeks to employ Employee as its President and COO and Employee desires to accept such employment and the parties desire by this Agreement to provide for Employee's employment by F & M.

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties mutually agree as follows:

         1. Employment. F & M hereby employs Employee and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth, provided, however, that during the balance of 1997, F & M may contract with Employee's employer, F & M Bank-Northeast, for his services.

         2. Duties and Responsibilities. During the term of this Agreement, Employee shall act as President and Chief Operating Officer of F & M and shall continue to engage in those activities and perform those services as may be assigned to him by the Board of Directors, including, but not be limited to the following: the day to day operations of F & M and its subsidiaries and for the general supervision of the various departments and vice-presidents of F & M. In addition, Employee hereby agrees to perform such other duties for F & M and F & M's subsidiaries and divisions as may be assigned to him by the Board of Directors of F & M. With regard to all duties and responsibilities provided for in this paragraph, Employee shall devote his full time and best efforts to this employment and to the success of F & M.

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         3.       Scope of Authority.  The Employee agrees to act in
accordance with the scope of authority previously delegated to him and as may be delegated to him from time to time by F & M and pursuant to this Agreement in accordance with the policies, procedures and authorizations given by F & M. The Employee will observe and abide by any limitation placed upon such authority from time to time by F & M. No latitude, indulgence, or forbearance granted by F & M to the Employee shall be deemed a relinquishment of its right to direct his activities or a waiver of their rights to require performance and fulfillment of the duties and responsibilities of his employment and this Agreement.

         4. Term. Employment hereunder shall be effective as of July 14, 1997, and shall continue for a term of two (2) years, unless sooner terminated as hereinafter set forth (the "Term"). Employee acknowledges that no representation or promise has been made to Employee about continued employment beyond the term hereof.

         5. Compensation. F & M shall pay to the Employee a base annual salary of One Hundred Sixty Thousand and 00/100 Dollars ($160,000.00). This salary shall be prorated for any partial years based on actual time worked in such partial year. This salary may be adjusted at such intervals and in an amount to be determined by F & M, consistent with adjustments received by other employees of F & M and duties of Employee's position, based on, among other things, the performance of the Employee, the performance of F & M and its subsidiaries, competitive practices and economic conditions. Employee's base annual salary will be increased to not less than Two Hundred Thousand and 00/100 Dollars ($200,000.00) upon Employee's designation as the Chief Executive Officer of F & M. Employee will also be eligible to participate in bonus, stock option or incentive plans of F & M for his position.

         6. Benefits. F & M will offer Employee the employee benefits, including major medical and hospitalization insurance, disability benefits, life insurance, vacation, severance pay and retirement benefits at levels substantially equal to the levels currently provided by F & M to its executive officers.

         7. Expenses. The Employee may incur reasonable expenses for promoting the F & M's business, including expenses for entertainment, travel, and similar items. F & M will reimburse the Employee in accordance with F & M's policies and procedures for all such expenses upon the Employee's periodic presentation of an itemized account of such expenditures.



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         8.       Extent of Services.  The Employee shall devote his entire
time, attention and energies to the business of F & M and shall not during the term of this Agreement be engaged in any other business activity, without the written consent of F & M, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. This shall not be construed as preventing the Employee from investing his assets in such a manner as will not require any services on the part of the Employee in the operation of the affairs of the companies if such investments are made.

         9. Years of Service. F & M agrees to count all prior years of service of Employee to F & M Bank-Northeast and its predecessors as years of service for eligibility purposes under the terms of such plan to the full extent permitted by law and the terms of the plan. For purposes of vacation eligibility, Employee shall be deemed to have eleven (11) years of service with F & M.

         10. Termination. Employee's employment hereunder during the Term may be terminated, subject to payment of the compensation and other benefits described below, upon the occurrence of any of the events described below. In case of such termination, the date on which Employee ceases to be employed under this Agreement, after giving effect to any prior notice requirement set forth below, is referred to as the "Termination Date."

                  (a) Death; Disability. Employee's employment hereunder shall terminate upon his death or disability or retirement.

                  As used in this Agreement, "Disability" shall mean Employee's inability, as a result of physical or mental incapacity, to substantially perform his duties with F & M for a period of one hundred eighty (180) consecutive days. Any question as to the existence of Employee's Disability upon which Employee and F & M cannot agree shall be determined by a qualified independent physical mutually agreeable to Employee and F & M or, if the parties are unable to agree upon a physician within ten (10) days after notice from either to the other suggesting a physician, by a physician designated by the then president of the medical society for Outagamie County, Wisconsin, upon the request of either party. The costs of any such medical examination shall be shared equally by Bank and Employee.

                  (b) Termination of Employee for Cause. Bank may terminate Employee's employment under this Agreement for Cause (as hereinafter defined) at any time and thereafter Bank's obligations pursuant to Sections 5 and 6 of this Agreement shall cease and terminate.



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Notwithstanding anything to the contrary contained in this Agreement, if
Employee's employment is terminated for Cause, Employee shall receive all compensation and other benefits to which he was entitled under Sections 5 and 6 only through the Termination Date, and, shall receive all accrued benefits available to him under F & M's or Bank's benefit plans as in effect on and effective through the Termination Date in accordance with their terms.

                  As used herein, "Cause" shall mean (i) any willful act by Employee which is fraudulent or illegal and which is materially injurious to F & M or any of F & M's subsidiaries, monetarily or otherwise, (ii) the continued failure by Employee to substantially perform either his duties with F & M as may be assigned to him from time to time, or his obligation under this Agreement (other than any such failure resulting from Employee's incapacity due to Disability), or to follow the policies and procedures of F & M, (iii) the dishonesty, fraud, or other conduct which constitutes a crime under laws, statutes, regulations, rulings, administrative code, policy or procedure of the State of Wisconsin or any local subdivision thereof or the United States of America or of any administrative agency of the State of Wisconsin or any subdivision thereof or of the United States of America, or (iv) "Misconduct" as set forth in Wis. Stats. Section 108.04(5), the Wisconsin Unemployment Compensation Law and the decisions thereunder.

         Termination may be without notice for violations of paragraphs 10(b)
(i), (iii) or (iv). In the event of a proposed termination for the reasons set forth in the subpart (ii) of paragraph 10(b), the Employee shall be entitled to written notice and thirty (30) days opportunity to explain and cure such breach or failure to the satisfaction of F & M. If Employee has explained and/or cured such breach or failure within such thirty (30) day period, the notice of termination shall be rescinded and Employee shall remain employed hereunder, subject to such further terms or conditions as the parties may establish by mutual agreement.

                  (c) Voluntary Termination by Employee. Employee may voluntarily terminate his employment under this Agreement at any time by giving at least thirty (30) days prior written notice to F & M. In such event, Employee shall receive all compensation and other benefits to which he was entitled under Sections 5 and 6 in the amount and at the times provided in
Section 5 through the date of voluntary termination set forth in the Employee's notice and, in addition, shall receive all other benefits available to him under F & M's benefit plans as in effect on the Termination Date in accordance with their terms through such voluntary termination date.



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                  (d)      Termination by F & M Other than due to Death,
Disability, or Cause. F & M may terminate this Agreement without cause, provided F & M agrees to pay the Employee the compensation and benefits (at the intervals paid to all other employees) as set forth below. In effect, F & M may elect not to use the services of Employee during the term of this Agreement, provided F & M pays the compensation and provides the benefits hereunder. Employee acknowledges F & M's right to terminate without cause and agrees that if such termination occurs that Employee's sole and exclusive claim against F & M or its subsidiaries or their respective officers, directors, employees or agents shall be for the payment of the unpaid compensation and benefits under this Agreement as follows:

                           (i)     In lieu of any further salary payments,
severance pay or other cash compensation to Employee, Employee be paid for the then remaining unexpired portion of the Term or the payments established by the Restated F & M Bancorporation, Inc., Executive Severance Plan (the "Severance Plan"), whichever is greater, in the amount and at the times provided in
Section 5.

                           (ii)    Employee shall be entitled to receive all
benefits otherwise payable to Employee under paragraph 6 for the unexpired portion of the Term or one (1) year, whichever is greater, provided, however, that Employee shall not be entitled to any vacation pay, holiday pay, severance pay or other cash compensation beyond the amounts specified under subparagraph
(i) above.

                           (iii)   The payments under subparagraphs (i) and
(ii) shall be in lieu of any other payments, claims or damages or other obligations by F & M or Bank to Employee.

         11. Waiver of Breach. The waiver by F & M of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by the Employee.

         12. Assignment. The rights and obligations of F & M under this Agreement may be assigned to any other subsidiary of F & M by a separate instrument evidencing such assignment, provided, however, that no such assignment may be made without Employee's prior written consent if the assignment is to be made to a subsidiary which has its main office located outside a thirty (30) mile radius of Kaukauna, Wisconsin. However, assignment by F & M shall not


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relieve it of the responsibility to perform the duties of this Agreement.
Employee may not assign this Agreement.

         13. Relocation to Kaukauna, Wisconsin. Employee shall relocate to the Kaukauna, Wisconsin area within twelve (12) months of the date of this Agreement.

         14. Paragraph Headings. Paragraph headings are inserted primarily for convenience, and if they conflict with the text in the construction of this Agreement, the text shall control.

         15. Applicable Law. This Agreement shall be governed by the laws of the State of Wisconsin.

         16. Entire Agreement. This Agreement contains the entire agreement between the parties. No representations, promises, understandings or agreements exist except as expressly set forth herein. This Agreement supersedes all prior representations, promises, understandings or agreements. This Agreement may only be amended by a written amendment signed by both parties.

         17. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, successors and assigns, specifically including any successor to the F & M, whether arising by merger, consolidation or otherwise.

                                            F & M BANCORPORATION, INC.


                                            By: /s/ Gail E. Janssen
                                                ----------------------------
                                                Gail E. Janssen, Chairman



                                            EMPLOYEE:

                                            /s/ John W. Johnson
                                            --------------------------------
                                            John W. Johnson





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